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                                                                    EXHIBIT 99.1

 NATIONAL CITY
 CORPORATION                                          NATIONAL CITY CORPORATION
                                                      Post Office Box 5756
                                                      Cleveland, Oh  44101-0756


                                                                    NEWS RELEASE

FOR INFORMATION CONTACT:

                                    Thomas A. Richlovsky
                                    Senior Vice President and Treasurer
                                    National City Corporation
                                    (216) 575-2126

                                    For Immediate Release

NATIONAL PROCESSING ANNOUNCES RESIGNATION OF TWO SENIOR EXECUTIVES
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     LOUISVILLE, Kentucky--March 5, 1997--National Processing, Inc. (NYSE: NAP)
announced today that two of its senior executives, Richard A. Alston and Kurt S. Knipp, were resigning to pursue other interests, effective immediately. Mr. Alston had been Executive Vice President, Finance and Corporate Development, and Mr. Knipp had been Executive Vice President, Merchant Card Services. Mr. Knipp's duties will be assumed by Thomas A. Wimsett, currently Executive Vice President, Merchant Check Services. The Merchant Card Services and Merchant Check Services divisions will be combined under Mr. Wimsett. No replacement for Mr. Alston has been named.

     National Processing is a provider of transaction processing services and customized processing solutions. Deploying technology and applications software, the Company provides products and value-added services which include processing of card and check transactions for merchants, outsourcing of administrative and financial functions, and ticket processing and settlement for providers of travel-related services. National Processing is 85% owned by National City Corporation (NYSE: NCC), a financial services company based in Cleveland, Ohio.